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                                                                   Exhibit 10.28
                               SUBSIDIARY GUARANTY

         SUBSIDIARY GUARANTY, dated as of December 12, 2003, made by NexMed (U.S.A), Inc., a Delaware corporation (the "GUARANTOR"), in favor of each of the Holders (as defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Purchase Agreement (the "PURCHASE AGREEMENT") dated as of the date hereof by and among NexMed, Inc., a Nevada corporation (the "COMPANY"), and the Purchasers named therein (the "PURCHASERS"), the Company issued to the Purchasers the Company's 5% Convertible Notes Due May 2007 (the "NOTES"); and

         WHEREAS, the Guarantor is a wholly-owned subsidiary of the Company; and

         WHEREAS, as a condition precedent to the Purchasers' purchase of the Notes and in order to induce the Purchasers to purchase the Notes and make the loans evidenced by the Notes, the Company agreed that the Guarantor would guaranty the obligations under the Notes in accordance with the terms set forth in this Guaranty, the Notes, the Mortgage (as defined herein and as modified by the Mortgage Modification, as defined herein) and the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Holders to make and maintain the loans evidenced by the Notes, Guarantor hereby agrees with the Holders as follows:

                            SECTION 1. DEFINED TERMS

         1.1      Definitions

         (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Notes or Purchase Agreement.

         (b) The following terms shall have the following meanings:

         "GUARANTY" means this Subsidiary Guaranty, as the same may be amended, supplemented or otherwise modified from time to time.

         "HOLDERS" mean all of the Holders (as identified in each Note) of the Notes.

         "MORTGAGE" means the Mortgage, Security Agreement and Assignment of Leases and Rents executed by the Guarantor in favor of the Purchasers on or about June 11, 2003, as modified by the First Amendment of the Mortgage, Security Agreement and Assignment of Leases and Rents executed by the Guarantor in favor of the Purchasers on or about the date hereof ("MORTGAGE MODIFICATION"), securing the Company's Obligations under the Notes and the Guarantor's obligations hereunder.

         "OBLIGATIONS" mean the collective reference to the unpaid principal of and default interest on the Notes and Accreted Amounts thereunder and all other obligations and liabilities of the Company to the Holders (including, without limitation, default interest accruing at the then applicable rate provided in the Notes after the maturity of the Notes and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, if a claim for post-filing or post-petition interest is allowed in such proceeding, and including, without limitation, the conversion of Notes into Common Stock), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Purchase Agreement, the Notes, this Guaranty, the Mortgage (as modified by the Mortgage Modification) or the other Agreements, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Holders that are required to be paid by the Company or the Guarantor pursuant to the terms of any of the foregoing agreements).

         "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

         1.2 Other Definitional Provisions. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                               SECTION 2. GUARANTY

         2.1 Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Holders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         2.2 Nature of Guaranty. Guarantor's liability under this Guaranty shall be unlimited, open and continuous for so long as this Guaranty remains in force. Guarantor intends to guaranty at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Obligations. Accordingly, no payments made upon the Obligations will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Obligations or any of the Obligations which subsequently arises or is thereafter incurred or contracted. No payment made by the Company, the Guarantor, any other guarantor or any other Person or received or collected by the Holders from the Company, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such


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payment (other than payment and performance in full of the Obligations), remain liable for the Obligations until the Obligations are paid and performed in full.

         2.3 Duration of Guaranty. This Guaranty will take effect when received by the Holders without the necessity of any acceptance by the Holders, or any notice to Guarantor or to the Company, and will continue in full force until all the Obligations incurred or contracted shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full. All renewals, extensions, substitutions, and modifications of the Obligations, release of any other guarantor or termination of any other guaranty, of the Obligations shall not affect the liability of Guarantor under this Guaranty. This Guaranty is irrevocable and is binding upon Guarantor and Guarantor's successors and assigns so long as any of the guaranteed Obligations remain unpaid.

         2.4 No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Holders, the Guarantor shall not be entitled to be subrogated to any of the rights of the Holders against the Company or any other guarantor or guaranty or right of offset held by the Holders for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, such amount shall be held in trust for the benefit of the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Holders in the exact form received by such Guarantor (duly indorsed by the Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine.

         2.5 Amendments, Etc. With Respect To The Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any of the Holders may be rescinded by such Holder and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Holders, and the Purchase Agreement, the Notes and the other Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Holders may deem advisable from time to time, and any guaranty or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

         2.6 Guaranty Absolute And Unconditional. Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Holders upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this
Section 2; the Obligations, and any of them, shall conclusively be


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deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2; and all dealings between the Company and the Guarantor, on the one hand, and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Guarantor hereby waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Obligations. Guarantor understands and agrees that the guaranty contained in this Section 2 shall be construed as a continuing, absolute and unconditional guaranty of payment and performance without regard to (a) the validity or enforceability of the Purchase Agreement, Notes or any of the other Agreements, any of the Obligations or any other guaranty or right of offset with respect thereto at any time or from time to time held by the Holders, (b) any defense, set-off or counterclaim (other than a defense of actual payment and performance of all Obligations) which may at any time be available to or be asserted by the Company or any other Person against the Holders, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of Guarantor under the guaranty contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Guarantor, the Holders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company or any other Person or against any other guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Holders to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company or any other Person or to realize upon any such other guaranty or to exercise any such right of offset, or any release of the Company or any other Person or any such other guaranty or right of offset, shall not relieve Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Holders against any Guarantor.

         2.7 Reinstatement. The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Holders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, Guarantor or any other guarantor of the Obligations, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, Guarantor or any other guarantor of the Obligations or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.8 Payments. Guarantor hereby guarantees that payments hereunder will be paid to the Holders without set-off or counterclaim in U.S. dollars at the addresses set forth or referred to on the signature pages to the Purchase Agreement (or as otherwise required by the Notes) or by wire transfer pursuant to instructions provided to the Guarantor by the Holders.



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                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         Guarantor represents and warrants to the Holders that:

         3.1 Organization, Good Standing and Qualification. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Guarantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect. The Guarantor does not have any subsidiaries, except for New Brunswick Medical Inc, a Delaware corporation which is a wholly-owned subsidiary of the Guarantor, which subsidiary does not own a material amount of assets. The Guarantor is a wholly-owned subsidiary of the Company and owns, and has good and marketable title to, all the Mortgaged Property (as defined in the Mortgage) free and clear of all liens, claims, encumbrances and defects (other than the Mortgage) except those that would not individually or in the aggregate materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof.

         3.2 Authorization. The Guarantor has full power and authority and has taken all requisite action on the part of the Guarantor, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Guaranty and the Mortgage Modification, and (ii) authorization of the performance of all obligations of the Guarantor hereunder and thereunder (including the Mortgage as modified by the Mortgage Modification). This Guaranty and the Mortgage Modification constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally. The Mortgage is in full force and effect and, as modified by the Mortgage Modification, constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

         3.3 Consents. The execution, delivery and performance by the Company of this Guaranty and the Mortgage Modification require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official, other than the filing of the Mortgage Modification with the appropriate office in Mercer County in the State of New Jersey.

         3.4 No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of this Guaranty and the Mortgage (as modified by the Mortgage Modification) and the Mortgage Modification by the Guarantor will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Guarantor's Certificate of Incorporation (including any certificates of designation) or the Guarantor's Bylaws, both as in effect on the date hereof (copies of which have been


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provided to the Purchasers before the date hereof), or (ii) except where it would not have a Material Adverse Effect, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Guarantor or any of its properties, or (B) any agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the properties of the Guarantor is subject. Except where it would not have a Material Adverse Effect, the Guarantor
(i) is not in violation of any statute, rule or regulation applicable to the Guarantor or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Guarantor or its assets, and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. The Guarantor has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

         3.5 Incorporation by Reference. All the representations and warranties made in Sections 4.6, 4.7, 4.8, 4.9, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19,
4.20 and 4.26 of the Purchase Agreement are true, accurate and complete as of the date hereof as such representations and warranties relate and apply to the Guarantor mutatis mutandis.

         3.6 No Limitation of Guaranty. No representations, warranties or agreements of any kind have been made to or with Guarantor which would limit or qualify in any way the terms of this Guaranty.

         3.7 Company's Request. This Guaranty is executed at the Company's request and not at the request of the Holders.

         3.8 Obtaining Company Information. Guarantor has established adequate means of obtaining from the Company on a continuing basis information regarding the Company's financial condition.

         3.9 Solvency. As of the date hereof and after giving effect to the transactions contemplated hereby (a) the property of Guarantor, at a fair valuation, will exceed its debt; (b) the capital of Guarantor will not be unreasonably small to conduct its business; (c) Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (d) the present fair salable value of the assets of Guarantor will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 3.9, "debt" means any liability on a claim, and "claim" means
(i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

                              SECTION 4. COVENANTS

         4.1 Limitations on Transactions. So long as any Notes remain outstanding, the Guarantor shall not directly or indirectly, create, incur, assume or permit or suffer to exist


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any lien, mortgage, security interest or encumbrance (other than statutory liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof) upon any of the Mortgaged Property (as defined in the Mortgage) except for those created by the Mortgage (as modified by the Mortgage Modification) and shall not directly or indirectly sell, transfer or lease any of the Mortgaged Property.

         4.2 No Conflicting Agreements. The Guarantor will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Holders under the Agreements.

         4.3 Insurance. So long as any Notes remain outstanding, the Guarantor shall have in full force and effect (a) insurance reasonably believed by the Guarantor to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Guarantor to insure.

         4.4 Compliance with Laws. So long as any Notes remain outstanding, the Guarantor will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect

         4.5 Corporate Existence; Merger and Consolidation. So long as any Notes remain outstanding, the Guarantor shall maintain its corporate existence. The Guarantor shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, except to the same extent that the Company is so permitted, and in accordance with the same provisions applicable to the Company, in the Purchase Agreement or the Notes (with the assumption of obligations applying to the assumption of the obligations under this Guaranty).

         4.7 Taxes. The Guarantor shall pay, and shall cause each of its subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Guarantor or the Holders.

         4.8 Stay, Extension and Usury Laws. The Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Guaranty; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any right herein granted to the Holders, but shall suffer and permit the execution of every such right as though no such law has been enacted.

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                              SECTION 5. SECURITY

         5.1 The Obligations and Guarantor's obligations hereunder and under the other Agreements are secured by Mortgaged Property (as defined in the Mortgage) pursuant to the terms of the Mortgage (as modified by the Mortgage Modification).

                       SECTION 6. WAIVERS; SUBORDINATION

         6.1 Guarantor's Waivers.

         (a) Holder's Actions. Notwithstanding any other waivers by the Guarantor pursuant to this Guaranty and except as prohibited by applicable law, the Guarantor waives any right to require a Holder to: (i) continue lending money or to extend other credit to the Company; (ii) resort for payment or to proceed directly or at once against any person, including the Company or any other guarantor; (iii) commit any act or omission of any kind at any time with respect to any matter whatsoever; or (iv) demand and/or enforce compliance with the terms of any agreement by any other party thereto.

         (b) Insolvency. If now or hereafter the Company shall be or become insolvent and the Obligations under the Notes have not been paid and performed in full, Guarantor hereby waives and relinquishes in favor of the Holders and Company, and their respective successors and assigns (subject to Section 2.7 above, until all Obligations have been paid in full), any claim or right to payment Guarantor may now have or hereafter have or acquire against the Company, by subrogation or otherwise, such that at no time shall Guarantor be or become a "creditor" of the Company within the meaning of 11 U.S.C. Section 547(b) or any successor provision of the United States Federal bankruptcy laws.

         (c) Guarantor's Rights and Defenses. Guarantor also waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law or any other law which may prevent the Holders from bringing any action, including a claim for deficiency, against the Guarantor, before or after the commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (ii) any election of remedies by the Holders which destroys or otherwise adversely affects the Guarantor's subrogation rights or the Guarantor's rights to proceed against the Company for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Obligations; (iii) any disability or other defense of the Company, of any other guarantor, or of any other person, or by reason of the cessation of the Company's liability from any cause whatsoever, other than payment in full in legal tender or by performance in full, of the Obligations; (iv) any statute of limitations, if at the time any action or suit brought by the Holders against the Guarantor is commenced there is outstanding Obligations which are not barred by any applicable statute of limitations; (v) any defenses given to guarantors at law or in equity other than actual payment and performance of the Obligations; or (vi) any act, omission, election or waiver by the Holders of the type set forth in this Guaranty.



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         (d) No Set-off, Counterclaim, Etc. Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of set-off, counterclaim, counter demand, recoupment or similar right.

         6.2 Guarantor's Understanding With Respect to Waivers. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

         6.3 Subordination of the Company's Debts to Guarantor. Guarantor agrees that the Obligations of the Company to the Holders, whether now existing or hereafter created, shall be prior to any claim that the Guarantor may now have or hereafter acquire against the Company, whether or not the Company becomes insolvent. Guarantor hereby expressly subordinates to the Obligations any claim Guarantor may have against the Company, upon any account whatsoever (including without limitation all intercompany obligations owing to Guarantor from the Company), to any claim that the Holders may now or hereafter have against the Company; provided, however, that the Company may make payments on such claims that represent bona fide claims for money lent or property transferred to the Company in the ordinary course of the business of the Guarantor and the Company unless and until an Event of Default (including without limitation any default under the Agreements which with notice or passage of time or both would become an Event of Default) shall have occurred under the Notes. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or similar proceedings, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of the Company applicable to the payment of the claims of both the Holders and the Guarantor shall be paid to the Holders.

                            SECTION 7. MISCELLANEOUS

         7.1 Amendments In Writing. None of the terms or provisions of this Guaranty may be amended, supplemented or otherwise modified except by an instrument in writing signed by the Guarantor and 75% in interest of the Holders, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         7.2 Notices. All notices, requests and demands to or upon the Holders or Guarantor hereunder shall be effected in the manner provided for in Section
9.4 of the Purchase Agreement or Section 3(h) of the Notes; provided that any such notice, request or demand to or upon Guarantor shall be addressed to Guarantor at:

                           c/o NexMed, Inc.
                           350 Corporate Boulevard
                           Robbinsville, NJ  08691
                           Fax:  (609) 208-1622
                           Attention:  Chief Financial Officer



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

or at such other address as Guarantor may designate by ten days' advance written notice to all Holders.

         7.3 No Waiver By Course Of Conduct; Cumulative Remedies. The Holders shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Holders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         7.4 Enforcement Expenses; Indemnification.

         (a) Guarantor agrees to pay or reimburse the Holders for all their reasonable costs and expenses incurred in collecting against the Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Guaranty and the other Agreements to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Holders.

         (b) Guarantor agrees to pay, and to save the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (other than any taxes based upon any Holder's net income) which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guaranty.

         (c) Guarantor agrees to pay, and to save the Holders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Company would be required to do so pursuant to the Purchase Agreement or the other Agreements.

         (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Notes and the other Agreements.

         7.5 Successors And Assigns. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the Holders and their respective successors and assigns; provided that Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the holders of 75% of the outstanding Principal Amount of Notes.

         7.6 Set-Off. Guarantor hereby irrevocably authorizes the Holders at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Guarantor or any other guarantor of the Obligations, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Holders to or for the credit or the account of Guarantor, or any part thereof in such amounts as the Holders may elect, against and on account of the obligations and liabilities of Guarantor to the Holders hereunder and claims of every nature and description of the Holders against Guarantor, in any currency, whether arising hereunder, under the Notes, any of the other Agreements or otherwise, as the Holders may elect, whether or not the Holders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Holders shall notify such Guarantor promptly of any such set-off and the application made by the Holders of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holders may have.

         7.7 Facsimile. This Guaranty may be executed by facsimile.

         7.8 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.9 Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         7.10 Integration. This Guaranty and the other Agreements represent the agreement of the Guarantor and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Agreements.

         7.11 Governing Law; Jurisdiction.

         (a) Governing Law. THIS GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

         (b) Jurisdiction. The Guarantor irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Guaranty. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

         The Guarantor agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Guarantor agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         (c) No Jury Trial. The Guarantor and, by acceptance of the benefits hereof, each Holder, knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Guaranty and for any counterclaim therein.

         7.12 Acknowledgements. Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Agreements to which it is a party;

         (b) the Holders have no fiduciary relationship with or duty to Guarantor arising out of or in connection with this Guaranty or any of the other Agreements, and the relationship between the Guarantor, on the one hand, and the Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Holders.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.


                                            GUARANTOR:


                                            NEXMED (U.S.A.), INC.



                                            By: /s/ Vivian H. Liu
                                                -----------------
                                            Name: Vivian H. Liu
                                            Title: Vice President & Secretary




                                 ACKNOWLEDGMENT


STATE OF New Jersey        )
                           ) ss.:
COUNTY OF Mercer           )



On this 11th day of December, 2003, before me, the undersigned, personally appeared Y. Vivian Liu, the Vice President, Secretary and Treasurer of NEXMED (U.S.A.), INC., a Delaware corporation, who, I am satisfied, is the person who signed the foregoing instrument, and he did acknowledge under oath that he signed, sealed with the corporate seal, and delivered the same in his capacity as such officer and that the foregoing instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its board of directors.


                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                            /s/ Tanisha L. Muse
                                            -------------------
                                            Notary Public



                  (Notarial Seal)